Exhibit 99.1
April 22, 2020

Echo Global Logistics Reports First Quarter 2020 Results
CHICAGO, April 22, 2020 /PRNewswire/ -- Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended March 31, 2020.
"I’m very proud of the team at Echo and our response to these unprecedented times. In March, we quickly moved to a work from home environment, leveraging our industry-leading technology to seamlessly continue servicing shippers and carriers," said Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer at Echo. "While there is much uncertainty ahead for all of us, we are confident Echo will play a key part in the economic recovery to come as our people and technology quickly adapt to an ever changing freight market."

First Quarter 2020 Highlights
•Revenue increased 2.4% to $551.0 million from the first quarter of 2019; net revenue(1) decreased 9.0% to $89.9 million from the first quarter of 2019
•Truckload ("TL") revenue increased 3.8% to $367.8 million from the first quarter of 2019; less than truckload ("LTL") revenue increased 1.9% to $157.9 million from the first quarter of 2019
•Transactional revenue increased 3.9% to $428.4 million and Managed Transportation revenue decreased 2.6% to $122.7 million from the first quarter of 2019
•Net loss was $2.9 million in the first quarter of 2020, compared to net income of $3.5 million in the first quarter of 2019
•Fully diluted loss per share was $0.11 in the first quarter of 2020, Non-GAAP fully diluted EPS(1) was $0.19 in the first quarter of 2020
•Adjusted EBITDA(1) decreased to $14.9 million, compared to $21.7 million in the first quarter of 2019
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(1)Represents a non-GAAP financial measure. For the definition and a discussion of each non-GAAP financial measure contained in this release, see "Non-GAAP Financial Measures." For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the "Reconciliation of Non-GAAP Financial Measures" section of this release.

Summarized financial results and select operating metrics are as follows:

	Three Months Ended March 31,
Dollars in millions, except per share data	2020	2019	% change
	(unaudited)
Transactional revenue	$428.4	$412.1	3.9%
Managed Transportation revenue	122.7	125.9	(2.6)%
Revenue	551.0	538.1	2.4%

Transportation costs	461.1	439.3	5.0%
Net revenue(1)	89.9	98.8	(9.0)%

Commission expense	27.2	30.0	(9.3)%
Change in contingent consideration	0.0	0.3	(89.7)%
Stock compensation expense	4.6	2.8	64.2%
Other selling, general and administrative	47.8	47.1	1.5%
Selling, general and administrative expenses	79.7	80.2	(0.7)%

Depreciation	7.0	6.3	10.7%
Amortization	2.8	3.2	(11.0)%
Depreciation and amortization	9.8	9.5	3.4%

Income from operations	0.5	9.1	(94.9)%

Cash interest expense	1.3	1.4	(8.6)%
Non-cash interest expense	1.5	2.0	(25.2)%
Interest expense	2.8	3.4	(18.3)%
(Loss) Income before provision for income taxes	(2.3)	5.7	(140.9)%
Income tax expense	(0.6)	(2.2)	(72.4)%
Net (loss) income	$(2.9)	$3.5	(183.9)%

Fully diluted (loss) earnings per share	$(0.11)	$0.13	(188.5)%
Diluted shares(1)(2)	26.0	27.5
Note: Amounts may not foot due to rounding.
(1)See the "Reconciliation of Non-GAAP Financial Measures" and "Non-GAAP Financial Measures" sections of this release.
(2)For the three months ended March 31, 2020, 181,830 incremental shares related to stock-based awards were not included in the computation of diluted loss per common share because of the net loss during the period. Diluted shares used in the reconciliation of non-GAAP fully diluted EPS was 26,188,474.

Reconciliation of Non-GAAP Financial Measures	Three Months Ended March 31,
Dollars in millions, except per share data	2020	2019	% change
	(unaudited)
Revenue	$551.0	$538.1	2.4%
Transportation costs	461.1	439.3	5.0%
Net revenue(1)	$89.9	$98.8	(9.0)%

Net (loss) income	$(2.9)	$3.5	(183.9)%
Depreciation	7.0	6.3	10.7%
Amortization	2.8	3.2	(11.0)%
Non-cash interest expense	1.5	2.0	(25.2)%
Cash interest expense	1.3	1.4	(8.6)%
Income tax expense	0.6	2.2	(72.4)%
EBITDA(1)	$10.3	$18.6	(44.8)%
Change in contingent consideration	0.0	0.3	(89.7)%
Stock compensation expense	4.6	2.8	64.2%
Adjusted EBITDA(1)	$14.9	$21.7	(31.3)%

Fully diluted (loss) earnings per share	$(0.11)	$0.13	(188.5)%
Change in contingent consideration	0.00	0.01	(89.2)%
Amortization	0.11	0.12	(6.7)%
Non-cash interest expense	0.06	0.07	(21.6)%
Stock compensation expense	0.18	0.10	72.2%
Tax effect of adjustments	(0.04)	(0.05)	(13.5)%
Non-GAAP fully diluted EPS(1)(2)	$0.19	$0.38	(50.3)%

Operating Metrics
Net revenue margin	16.3%	18.4%	(204)	bps
Total employees	2,527	2,659	(5.0)%
Sales employees and agents	1,646	1,776	(7.3)%
Truckload (TL) revenue %	66.7%	65.8%	89	bps
Less than truckload (LTL) revenue %	28.7%	28.8%	(13)	bps
Note: Amounts may not foot due to rounding.
(1)See the "Non-GAAP Financial Measures" section of this release for the definition and a discussion of each Non-GAAP financial measure.
(2)For the three months ended March 31, 2020, 181,830 incremental shares related to stock-based awards were not included in the computation of diluted loss per common share because of the net loss during the period. Diluted shares used in the reconciliation of non-GAAP fully diluted EPS was 26,188,474.

2020 Second Quarter Guidance
"Due to the economic uncertainty caused by the coronavirus pandemic, we have suspended revenue guidance for the full year 2020. We expect revenue for the second quarter to be between $450 and $500 million," said Kyle Sauers, Chief Financial Officer at Echo.

Conference Call
A conference call, with accompanying presentation slides, will be broadcast live on April 22, 2020 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference "Echo Global Logistics." To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 1093203. The audio replay will be available through April 29, 2020.

Non-GAAP Financial Measures
This release includes the following financial measures defined as "Non-GAAP financial measures" by the Securities and Exchange Commission (the "SEC"): Net revenue, net revenue margin, EBITDA, Adjusted EBITDA and Non-GAAP fully diluted EPS. Net revenue is calculated as revenue less transportation costs. Net revenue margin is calculated as net revenue (as previously defined) divided by revenue. EBITDA is defined as net (loss) income excluding the effects of depreciation, amortization, cash and non-cash interest expense and income taxes. Adjusted EBITDA is defined as EBITDA (as previously defined) excluding the effects of changes in contingent consideration and stock compensation expense. Non-GAAP fully diluted EPS is defined as fully diluted (loss) earnings per share excluding changes in contingent consideration, amortization, non-cash interest expense, stock compensation expense and the tax effect of these adjustments. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company's ongoing business.
Net revenue, net revenue margin, EBITDA, Adjusted EBITDA and Non-GAAP fully diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Reconciliation of Non-GAAP Financial Measures" included in this release.

Forward-Looking Statements
All statements made in this release, other than statements of historical fact, are or may be deemed to be forward-looking statements. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. These statements are based on current plans and expectations of Echo Global Logistics and involve risks, uncertainties and other factors, including the impact the outbreak of the novel coronavirus (COVID-19) pandemic could have on the Company's business and financial results, that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Information concerning these risks, uncertainties and other factors is contained under the headings "Risk Factors" and "Forward-Looking Statements" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, and other subsequent filings with the SEC.

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2020	2019
In thousands, except per share data	(unaudited)
Revenue	$551,049	$538,083

Costs and expenses:
Transportation costs	461,142	439,317
Selling, general and administrative expenses	79,654	80,195
Depreciation and amortization	9,792	9,468
Income from operations	460	9,103
Interest expense	(2,788)	(3,413)
(Loss) Income before provision for income taxes	(2,328)	5,690
Income tax expense	(605)	(2,194)
Net (loss) income	$(2,933)	$3,497

Basic (loss) earnings per share	$(0.11)	$0.13
Diluted (loss) earnings per share	$(0.11)	$0.13
Note: Amounts may not foot due to rounding.

Echo Global Logistics, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
In thousands	(unaudited)
Cash and cash equivalents	$38,722	$34,626
Accounts receivable, net of allowance for doubtful accounts	335,373	286,989
Other current assets	13,266	14,578
Total noncurrent assets	483,826	490,473
Total assets	$871,188	$826,666

Accounts payable	$236,954	$187,524
Other current liabilities	35,465	42,885
Long term debt, net	98,709	—
Convertible notes, net	69,022	156,298
Other noncurrent liabilities	56,841	56,646
Stockholders’ equity	374,197	383,312
Total liabilities and stockholders’ equity	$871,188	$826,666
Note: Amounts may not foot due to rounding.

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2020	2019
In thousands	(unaudited)
Net cash provided by operating activities	$9,668	$24,076
Net cash used in investing activities	(5,101)	(6,415)
Net cash used in financing activities	(470)	(20,348)
Increase/(Decrease) in cash and cash equivalents	4,097	(2,686)
Cash and cash equivalents, beginning of period	34,626	40,281
Cash and cash equivalents, end of period	$38,722	$37,595
Note: Amounts may not foot due to rounding.

About Echo Global Logistics
Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading Fortune 1000 provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 50,000 transportation providers to serve 35,000 clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.
ECHO: Earnings
INVESTOR RELATIONS CONTACTS:
Kyle Sauers
Chief Financial Officer
Echo Global Logistics
312-784-7695
Zach Jecklin
SVP of Strategy
Echo Global Logistics
312-784-2046

MEDIA CONTACT:
Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132